Chapman Holdings, Inc.
                    Amendment to By-laws

January 27, 1999

     RESOLVED, that the Board of Directors hereby declares advisable and approves an amendment to the Bylaws of the Corporation changing the first sentence of Section 1 of Article I to read: "The annual meeting of the stockholders of the Corporation shall be held on such date within the month of May as may be fixed from time to time by the Board of Directors."

March 10, 1999

     RESOLVED, that the Board of Directors hereby declares advisable and approves an amendment to the Bylaws of the Corporation adding Article I
     Sections 12 and 13 as follows:


          Section  12.   Advance Notice  of  Matters  to  be
          Presented at an Annual Meeting of Stockholders.

                    At an annual meeting of the
          stockholders, only such business shall be conducted as shall have been properly brought before the meeting as set forth below. To be properly brought before an annual meeting, such business must (1) be specified in the notice of the meeting (or any supplement thereto) given by the Corporation pursuant to Section 1 of Article IX of these bylaws, or (2) be brought before the meeting by or under the direction of the Board of Directors (or the Chairman of the Board or the President), or (3) be properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, such stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the annual meeting; provided, however, that in the event that during the prior year the Corporation did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the first anniversary of the prior year's annual meeting (other than as a result of adjournment), than such stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

                    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12.

                     The  Chairman of the meeting shall have
          the authority, if the facts warrant, to determine that business was not properly brought before the meeting in accordance with the provisions of this
          Section 12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          Section  13.   Advance  Notice  of  Nominees   for
          Directors.

                    Only persons who are nominated in
          accordance with the following procedures shall be eligible for election as directors at any meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders or at a special meeting of stockholders as to which the notice of meeting provides for election of directors, by or under the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 13. Such nominations, other than those made by or under the direction of the Board of Directors or by any nominating committee or person appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. In the event that such stockholder's notice pertains to an annual meeting of stockholders, to be timely, such stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the annual meeting; provided, however, that in the event that during the prior year the Corporation did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the first anniversary of the prior year's annual meeting (other than as a result of adjournment), than such stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. In the event that such stockholder's notice pertains to a special meeting of stockholders, to be timely, such stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such special meeting is first made. For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director,
          (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice, (i) the name and address of the stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

                     The  Chairman of the meeting shall have
          the authority, if the facts warrant, to determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.